Exhibit 99.4

September 9, 2013

“Molex agrees to be acquired by Koch Industries, Inc.”

Frequently Asked Questions for Employees

For Internal Molex Use Only

1.	What was announced today?

Molex has agreed to be acquired by Koch Industries, Inc. one of the world’s largest and most successful US private companies, in an all cash transaction that provides a substantial premium to shareholders. It will allow Molex to continue its track record of growth and investment in people, innovation and technology.

2.	When do you expect the transaction to close?

We are targeting a calendar year-end close. The exact date will depend on certain conditions, including getting shareholder and regulatory approval.

3.	How will Molex benefit from this transaction?

For employees and customers, the transaction will protect Molex’s proud past and strengthen its powerful future by accelerating the company’s ability to take advantage of short and long-term growth opportunities, including acquisitions.

Molex is already operating from a position of strength, given our expansive product portfolio, technological leadership, design and engineering expertise and global reach.

Once the transaction is completed, Molex will be even better positioned to navigate an evolving industry. With Koch behind us, we will be able to protect and grow our market share, ensure continuity for customers, provide growth opportunities for our employees, and maintain the overall stability of the business.

4.	What can employees expect in the near term?

Until the transaction closes we all must remain focused on meeting our day-to-day responsibilities. We must continue to provide the excellent customer service that has made Molex one of the leaders in our industry.

5.	Will any employees be laid off as a result of the transaction?

We do not have plans to conduct lay-offs as a result of the transaction. However, we do expect that there will be changes under Koch’s ownership and leadership. We will ensure that all changes are made in a manner that respects our culture, our employees and everything we have achieved. We expect the transaction to close by the end of the calendar year, and until then it will be business as usual at the company. We need all employees to remain focused on their day-to-day responsibilities.

6.	Will any facilities be closing?

We do not have plans to close any of our facilities as a result of the transaction. But as already noted, we do expect that changes will be made after the transaction closes and we are part of Koch Industries. At this time, we do not know what those changes will be, but we want to assure all employees that we will share all the information we are able to, as soon as it is available.

7.	What should I tell my customers?

You should tell your customers that this transaction will accelerate Molex’s ability to take advantage of short and long-term growth opportunities, including acquisitions. Molex will continue to deliver world-class customer service, product innovation and consistent, reliable operational performance.

Molex will be run by the same experienced management team, maintain its commitment to innovation and investment, and continue to deliver outstanding customer service while benefiting from increased access to capital and a stable ownership structure.

8.	How does this transaction change our strategy going forward?

This transaction does not change our current business strategy. We are still focused on growing revenue, diversifying our customers and markets, excelling operationally, managing costs, improving return on investment, and powering the high performance of our employees.

9.	How do the cultures of the two companies compare?

The cultures of the two companies closely mirror each other. Koch Industries is a private family-owned company with a business philosophy that is very similar to ours. Koch has a proven track-record of successfully managing global organizations through its Market Based Management® approach.

10.	Will this impact my benefits or compensation?

We do not intend to make any changes to our compensation programs and benefit offerings as a result of the announcement of this transaction and prior to the closing, other than those plans that involve Molex stock. However, we must accept that some things will change after the transaction closes. Certainly, as a business unit of a private company we will not be issuing shares of public stock as a form of compensation.

At this time, we do not have enough information to tell you what to expect, but we can tell you that any changes that are made will be made with a respectful understanding of our culture, our business and everything we have achieved as a company.

11.	What happens to our stock options and restricted stock grants?

As a result of the acquisition of Molex by Koch Industries, all unvested restricted stock and unvested stock options will vest upon the closing of the deal. At that time, all restricted stock and unexercised stock options will be cashed out at the $38.50 purchase price. More information about this will be provided to you through Fidelity.

Any shares of Molex stock that you own outright at the time of the closing will also be purchased at the same price.

12.	What happens to the FY13 MIP/Bonus?

We still intend to payout the cash incentives earned for fiscal year 2013 under the MIP and our discretionary bonus plan. These amounts will be paid out towards the end of October.

13.	Will our name change?

No, Molex will continue to operate under the Molex name and brand and will be a standalone company in Koch’s portfolio.

14.	Will our headquarters move?

No, our headquarters will remain in Lisle, Illinois.

15.	Will the management team at Molex change?

No, our Global Leadership Team will remain the same and Martin Slark will remain the Chief Executive Officer of Molex.

16.	Who should I talk to for more information?

You should speak with your manager about any questions you have. Helpful information is also available on the MolexNet site. We will continue to update this site with more information as it becomes available.

17.	Will the Krehbiels still be involved in the business?

As part of the transaction, the Krehbiel Family will sell all of their Molex stock to Koch Industries and will no longer have an ownership stake in Molex. In addition, John and Fred Krehbiel will retire from Molex immediately following the close of the transaction.

18.	What can you tell us about Koch Industries?

Based in Wichita, Kansas, Koch Industries, Inc. is one of the largest family-owned private companies in America with annual revenues of about $115 billion. It owns a diverse group of companies involved in refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; minerals; commodity trading and services; ranching; and investments.

Since 2003, Koch companies have invested about $50 billion in acquisitions and other capital expenditures. With a presence in nearly 60 countries, Koch companies employ about 60,000 people worldwide. In 2012, Koch companies employed nearly 50,000 people in the United States and paid compensation and benefits totaling more than $4 billion.

From January 2009 to present, Koch companies earned more than 752 awards for safety, environmental excellence, community stewardship, innovation, and customer service. For more information, visit MolexNet or www.kochind.com.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012.